Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-191105 and 333-196894 on Form S-8 of our report dated March 1, 2017, relating to the consolidated statements of comprehensive income, changes in equity, and cash flows of Masonite International Corporation and subsidiaries, for the year ended January 1, 2017, appearing in this Annual Report on Form 10-K of Masonite International Corporation for the year ended December 30, 2018.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
February 26, 2019